Exhibit 99.1

Footnotes to Form 3

(1) Advent International, L.P. (f/k/a Advent International Corporation, “Advent”) manages funds that collectively own 2,316,613 shares of Class A Common Stock, which are represented as follows: (i) 226,494 shares held by Advent International GPE VII Limited Partnership, (ii) 619,408 shares held by Advent International GPE VII-B Limited Partnership, (iii) 196,909 shares held by Advent International GPE VII-C Limited Partnership, (iv) 135,543 shares held by Advent International GPE VII-D Limited Partnership, (v) 57,470 shares held by Advent International GPE VII-F Limited Partnership, (vi) 57,470 shares held by Advent International GPE VII-G Limited Partnership (the funds set forth in the foregoing clauses (i)-(vi), the “Advent VII Luxembourg Funds”), (vii) 209,635 shares held by Advent International GPE VII-A Limited Partnership, (viii) 446,324 shares held by Advent International GPE VII-E Limited Partnership, (ix) 34,878 shares held by Advent GPE VII-H Limited Partnership (the funds set forth in the foregoing clauses (vii)-(ix), the “Advent VII Cayman Funds”), (x) 1,301 shares held by Advent Partners GPE VII - 2014 Limited Partnership, (xi) 3,116 shares held by Advent Partners GPE VII - 2014 Cayman Limited Partnership, (xii) 3,587 shares held by Advent Partners GPE VII - A 2014 Limited Partnership, (xiii) 2,198 shares held by Advent Partners GPE VII - A 2014 Cayman Limited Partnership, (xiv) 16,123 shares held by Advent Partners GPE VII - Cayman Limited Partnership, (xv) 21,273 shares held by Advent Partners GPE VII – B Cayman Limited Partnership, (xvi) 905 shares held by Advent Partners GPE VII - Limited Partnership, (xvii) 4,258 shares held by Advent Partners GPE VII - A Cayman Limited Partnership, (xviii) 2,143 shares held by Advent Partners GPE VII - A Limited Partnership (the funds set forth in the foregoing clauses (x)-(xviii), the “Advent VII Partners Funds”) and (xix) 277,578 shares held by GPE VII ATI Co-Investment (Delaware) Limited Partnership (the “Advent Co-Invest Fund”). The share amounts reported herein reflect a 1-for-50 reverse stock split effective as of June 14, 2023.

(2) This filing is being made by the Reporting Person solely as a result of the conversion of Advent International Corporation into Advent International, L.P. The Reporting Person is the General Partner of Advent. Advent is the manager of Advent International GPE VII, LLC (“Advent Top GP”), which in turn is the General Partner of each of GPE VII GP Limited Partnership (“Advent GP Cayman”), the Advent Partners Funds, and the Advent Co-Invest Fund. Advent Top GP is also the manager of GPE VII GP S.A.R.L. (“Advent GP Luxembourg”), which is the General Partner of each of the Advent Luxembourg Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds.

(3) The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.

(4) Represents the contingent right to receive Shares (the “Earnout Shares”) if the volume-weighted average price (“VWAP”) of the Class A Common Stock exceeds certain thresholds at any time between June 16, 2021 and June 16, 2031, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 21, 2021, by and among Fortress Value Acquisition Corp. II (“FVAC II”), FVAC Merger Corp. II, a direct, wholly-owned subsidiary of the FVAC II (“Merger Sub”), and Wilco Holdco, Inc. The Earnout Shares shall vest upon satisfaction of three escalating VWAP targets, as described in the Merger Agreement.

(5) The Earnout Shares are held by Wilco Acquisition, LP (“Wilco Acquisition”). Wilco GP, Inc. (“Wilco GP”), an affiliate of Advent, is the general partner of Wilco Acquisition. Advent and its related entities may be deemed to have indirect beneficial ownership of the Issuer’s securities that are beneficially owned by Wilco GP, including indirectly owned through the Advent VII Luxembourg Funds, the Advent VII Cayman Funds, the Advent VII Partners Funds and the Advent Co-Invest Fund.